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Exhibit 4.7

                                   PLEDGE AGREEMENT


    This Pledge Agreement (this "AGREEMENT") is entered into as of September 12, 1997, between WESTERN PACIFIC AIRLINES, INC., whose address for notice is 2864 South Circle Drive, Suite 1100, Colorado Springs, Colorado, 80906 ("BORROWER"), and BANK ONE, TEXAS, NATIONAL ASSOCIATION, whose address for notice is 1717 Main Street, Third Floor, Dallas, Texas, 75201 ("LENDER").

    1. Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all of its rights (including, without limitation, rights of withdrawal), titles, and interests in and to (a) Account No. 910-2-786978 (the "ACCOUNT") maintained at The Chase Manhattan Bank, N.A. (the "CLEARING BANK"), (b) all instruments (including, without limitation, commercial paper and certificates of deposit), securities (certificated and uncertificated), documents, money, general intangibles and other investments held in or relating to the Account, (1) whether now owned or hereafter acquired, (2) whether now or hereafter on deposit or held therein, and (3) whether acquired in the name of Debtor, in the name of Clearing Bank, as agent, custodian, or nominee of Debtor, or otherwise, and (c) all general intangibles, rights and claims relating to, interests in, and proceeds of all or any of the foregoing, whether now existing or hereafter arising (collectively, the "COLLATERAL").

    2. The pledge and security interest herein granted are given to secure payment of the indebtedness evidenced by the promissory note dated September 10, 1997, executed by Borrower payable to the order of Lender in the principal amount of $10,000,000 (the "NOTE"), and the performance of all obligations of Borrower arising under the Note, all documents now or hereafter executed to evidence or secure the indebtedness evidenced by the Note and all modifications, substitutions for, and renewals or extensions of the foregoing (collectively with this Pledge Agreement, the "LOAN DOCUMENTS"), and all interest, charges, expenses, and attorneys' or other fees and any other costs incurred by Lender in connection with the execution, administration or enforcement of Lender's rights and remedies hereunder, or under any other Loan Document.

The obligations referenced in Sections 2.(a) are collectively called the "OBLIGATIONS".

    3. (a) Borrower represents and warrants that (1) the Collateral is duly and validly pledged to Lender in accordance with law, (2) Borrower has good title to the Collateral, free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever, and
(3) no consent or approval of any person, entity or governmental or regulatory authority, was or is necessary to the validity of this pledge.

         (b) Borrower shall faithfully preserve and protect Lender's security interest in the Collateral and the proceeds thereof and shall do all such acts and things and execute and deliver all such documents and instruments, including without limitation further pledges, security agreements,



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notices, assignments, financing statements and continuation statements, as
Lender may request from time to time to preserve, protect and perfect such security interest.

         (c) Borrower shall not permit the Collateral or any dividends, distributions or interest therefrom or thereon to be subject to any liens, security interests and adverse claims other than Lender's security interest. Borrower shall defend Lender's right, title, lien and security interest in and to the Collateral against the claims and demands of all persons whomsoever. Notwithstanding the foregoing, Borrower may pledge its interest in the Collateral to Hunt Petroleum Corporation and GFI Company, provided that such parties' interests therein are subordinate to Lender's in all respects.

    4. Lender may cause all or any of the Collateral to be transferred to or registered in its name or the name of its nominee. Lender may, for and in the name of Borrower, and is hereby irrevocably authorized to, execute endorsements, assignments or other instruments of conveyance or transfer with respect to Collateral and give such instructions to Clearing Bank, any issuer of the Collateral, and any other person or entity with regard to the Collateral as it shall deem appropriate in connection herewith. Borrower hereby irrevocably appoints Lender as Borrower's attorney-in-fact for the purposes of carrying out the provisions of this Agreement and the Loan Documents and taking any action and executing any instrument which it may deem necessary or advisable to accomplish the purposes hereof or thereof; such appointment is coupled with an interest and is irrevocable. Lender shall not be obligated to inform Borrower of any changes in the Collateral or rights relating thereto, or to sell or otherwise dispose of the Collateral, and Lender's failure to take any such action shall not be deemed a failure to exercise reasonable care of the Collateral, even if the value of the Collateral has declined or is declining.

    5. If the Obligations are not paid or performed when due, whether by acceleration or otherwise, or any default occurs under the Loan Documents, Lender may, without notice to Borrower and in addition to all other rights and remedies it may have, (a) instruct Clearing Bank to distribute the Collateral and any of the proceeds thereof and all funds on deposit in the Account to Lender, and (b) apply such funds to the payment and performance of the Obligations, all at such times, in such order, and in such amounts as Lender in its discretion determines. Borrower shall not be credited with any proceeds of sale of any Collateral until cash payment thereof has actually been received by Lender. No demand, advertisement or notice shall be required in connection with any sale or other disposition of the Collateral, unless notice of the event in question cannot be effectively waived before a default, in which case, five-days' prior written notice thereof shall be reasonable notice. Lender shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given.

    6. The remedies provided herein are not exclusive, but are cumulative and in addition to all other remedies in favor of Lender existing at law or in equity. No delay on the part of Lender or of any holder of the Obligations in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof.


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    7.   The lien and security interest imposed hereby shall remain in effect until they are released by Lender. Upon payment and performance in full of the Obligations, Lender shall release and assign the Collateral to Borrower. The assignment by Lender to Borrower of the Collateral shall be without representation or warranty of any nature and without recourse.

    8. Any notice to Borrower may be given by facsimile transmission, by certified mail, return receipt requested, or by delivery to Borrower at the address specified above, or at such other address as Borrower may hereafter designate in writing and given in like manner to Lender.

    9. If Borrower comprises more than one person, each such person shall be jointly and severally liable hereunder.


    10. Borrower shall defend, indemnify and hold harmless Lender against all losses, damages, liabilities, and expenses (including reasonable attorneys' fees and expenses) suffered by it in connection with the pledge made hereby; in addition, Borrower shall pay all expenses (including reasonable attorneys' fees and expenses) incurred in connection with the enforcement or attempted enforcement and/or perfection by Lender of the security interest granted hereby.

    11. Any waiver, consent or approval of any kind or character on the part of Lender of any default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. This Agreement and the rights and obligations of Lender and Borrower hereunder shall be construed in accordance with and governed by Texas law, and shall bind and inure to the benefit of Borrower and Lender and their respective heirs, legal representatives, successors and assigns and all subsequent holders of the Obligations.

    12. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

    13. This Agreement is in addition to and not in limitation of any other agreement between the parties. If any conflict exists between the provisions of this Agreement and those of any other such agreement, the provisions of this Agreement shall prevail.

    Executed as of the date first written above.

                                  WESTERN PACIFIC AIRLINES, INC.


                                  By: /s/George E. Leonard
                                     ------------------------------------------
                                  Name: George E. Leonard
                                       ----------------------------------------
                                  Title: Vice President/CFO
                                        ---------------------------------------


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                                  BANK ONE, TEXAS, NATIONAL ASSOCIATION


                                  By: /s/ Reed V. Thompson
                                      -----------------------------------------
                                  Name: Reed V. Thompson
                                       ----------------------------------------
                                  Title: Vice President
                                        ---------------------------------------

                                    SUBORDINATION

    The undersigned hereby subordinate all of their respective rights, titles, and interests in and to the Collateral to the pledge and security interest herein granted in favor of Lender.

                                  HUNT PETROLEUM CORPORATION


                                  By: /s/ Ivan Irwin
                                     ------------------------------------------
                                  Name: Ivan Irwin, Jr.
                                       ----------------------------------------
                                  Title: Executive Vice President
                                        ---------------------------------------


                                  GFI COMPANY


                                  By: /s/Edward Gaylord II
                                      -----------------------------------------
                                  Name: Edward Gaylord II
                                        ---------------------------------------
                                  Title:
                                         --------------------------------------


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